FOR IMMEDIATE RELEASE                                                                                             February 5, 2007

Board of Directors of American Basketball Association, Inc.
votes to remove Chief Executive Officer

(Indianapolis, Indiana)...The American Basketball Association, Inc. (otcbb "ABKB") announced today that the Board of Directors has voted to remove Joseph Newman as its Chief Executive Officer. No changes to the Board of Directors have been made. The Board of Directors has indicated that the change was necessary in order for the American Basketball Association, Inc. to protect and continue to best serve the interest of its shareholders.

For further information please contact Thomas E. Doyle, Esquire, President American Basketball Association (301) 424-8612